EXHIBIT 99.1

       Premiere Global Services Reports Second Quarter Results;
                         $125.6M in Revenues;
     $0.13 Normalized Diluted EPS from Continuing Operations(a);
      $0.18 Pro Forma Diluted EPS from Continuing Operations(a)

    ATLANTA--(BUSINESS WIRE)--July 26, 2006--Premiere Global Services, Inc. (NYSE: PGI), a global outsource provider of business process solutions, today announced results for the second quarter of 2006.

    Revenues

    Revenues in the second quarter of 2006 were $125.6 million compared to $132.1 million in the second quarter of 2005. Excluding revenue contributions from the Company's largest conferencing customer and its legacy broadcast fax business in both periods, revenues increased 7.4%.(a)
    Conferencing & Collaboration revenue totaled $68.6 million compared to $66.6 million in the comparable prior year quarter. Excluding revenue contribution from the Company's largest customer in both quarters, Conferencing & Collaboration revenue increased 16.1% in the second quarter of 2006 versus the second quarter of 2005.(a)
    Data Communications revenue totaled $57.0 million compared to $65.5 million in the comparable prior year quarter. Revenue from legacy broadcast fax services declined $6.1 million dollars, totaling $25.3 million versus $31.4 million in the second quarter of 2005.

    Normalized Earnings

    Excluding restructuring costs, normalized operating income totaled $15.9 million, and excluding restructuring costs and the elimination of a one-time state income tax adjustment, normalized income from continuing operations totaled $8.8 million and normalized diluted EPS from continuing operations was $0.13 in the second quarter of 2006, versus $23.4 million, $13.6 million and $0.19, respectively, in the second quarter of 2005.(a)

    Pro Forma Earnings

    In the second quarter of 2006, excluding restructuring costs, the elimination of a one-time state income tax adjustment, equity based compensation and amortization charges, pro forma diluted EPS from continuing operations totaled $0.18.(a)

    GAAP Earnings

    In the second quarter of 2006 in accordance with GAAP, operating income totaled $13.8 million, income from continuing operations totaled $6.0 million and diluted EPS from continuing operations totaled $0.09, compared to $23.3 million, $13.5 million and $0.19, respectively, in the second quarter of 2005.

    Second Quarter 2006 Accomplishments

    --  Generated record daily and quarterly conferencing volumes
    -- Grew revenue from DocuManager IP fax services by greater than 36% from the second quarter of 2005
    -- Grew revenue from Marketing Automation services by greater than 120% year-over-year
    -- Repurchased nearly 2.4 million shares of common stock in the open market
    -- Secured new Board-authorized share repurchase plan for up to 7 million shares, approximately 10% of total shares outstanding
    -- Expanded bank revolving line of credit limit to $300 million from $180 million

    "We are pleased with our revenue performance during the second quarter and believe we are well on our way to delivering the kind of steady, quarterly revenue growth we are committed to in 2007 and beyond," said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. "We are continuing to evolve Premiere Global Services to a uniform, vertically-operated Company with a sole focus on innovating communication technologies to help our global enterprise customers simplify and improve their business processes through the exchange of critical daily information and ideas. We believe that our unified corporate structure will help us better penetrate our existing customer base, while giving us a clear competitive edge in acquiring new accounts. It also establishes the collaborative framework necessary to take our Company from good to great."

    Six Month Results

    Revenues for the six months ended June 30, 2006 were $247.3 million, down 4.6% compared to $259.3 million in the six months ended June 30, 2005. Excluding restructuring costs, normalized operating income totaled $30.9 million, and excluding restructuring costs and the elimination of a one-time state income tax adjustment, normalized income from continuing operations totaled $17.1 million and normalized diluted EPS from continuing operations was $0.24 in the first half of 2006, versus $46.2 million, $26.9 million and $0.37, respectively, in the first half of 2005.(a) In the first half of 2006, excluding restructuring costs, the elimination of a one-time state income tax adjustment, equity based compensation and amortization charges, pro forma diluted EPS from continuing operations totaled $0.34.(a) In the first six months of 2006 in accordance with GAAP, operating income totaled $27.8 million, income from continuing operations totaled $13.7 million and diluted EPS from continuing operations totaled $0.19, versus $45.7 million, $26.6 million and $0.37, respectively, in the first six months of 2005.

    Financial Outlook

    The following statements and projected non-GAAP financial table are based on Premiere Global Services' current expectations as of July 26, 2006. These statements and non-GAAP financial table contain forward-looking statements and Company estimates, and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company's filings with the Securities and Exchange Commission.
    The Company confirms its financial outlook for 2006 revenues and projected normalized and pro forma diluted EPS from continuing operations as previously provided in its first quarter earnings release dated April 27, 2006. See the reconciliation of projected non-GAAP financial measures as set forth below:



            PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES IN FINANCIAL OUTLOOK
                      (amounts are estimates) (1)
                             (UNAUDITED)

                                                 Year Ended
                                            December 31, 2006 (1)
                                      --------------------------------
                                      (in millions, except per share
                                                    data)
Projected normalized diluted EPS from continuing
 operations (2)(a)
  Projected diluted EPS from continuing operations       $0.45 - $0.53
  Excluding one-time state income tax adjustment                 $0.02
  Excluding restructuring costs                                  $0.03
                                                       ---------------
   Projected normalized diluted EPS from continuing
    operations                                           $0.50 - $0.58

Projected pro forma diluted EPS from continuing
 operations (3)(a)
  Projected diluted EPS from continuing operations       $0.45 - $0.53
  Excluding one-time state income tax adjustment                 $0.02
  Excluding restructuring costs                                  $0.03
  Excluding non-cash equity based compensation                   $0.09
  Excluding amortization                                         $0.11
                                                       ---------------
   Projected pro forma diluted EPS from continuing
    operations                                           $0.70 - $0.78

Projected normalized cash provided by operating activities from continuing operations (2)(a)
  Projected cash provided by operating activities from
   continuing operations                                 $78.0 - $85.0
  Payments for restructuring costs                                $2.5
  Payments for legal settlements and related expenses             $2.5
                                                       ---------------
   Projected normalized cash provided by operating
    activities from continuing operations                $83.0 - $90.0


    (1) Amounts presented are estimates, and the Company has made a number of assumptions in preparing our projections, including assumptions as to the components of these financial metrics. The reconciliations of projected non-GAAP financial measures include forward-looking information with respect to the information identified as a projection. The EPS projections assume a projected weighed average diluted share count of approximately 70.5 million shares.

    (2) Management believes that normalized operating income, normalized income from continuing operations, normalized diluted EPS from continuing operations and normalized cash provided by operating activities from continuing operations provide useful information regarding underlying trends in our continuing operations by excluding non-recurring items that are unrelated to our ongoing operations.

    (3) The Company expects equity based compensation expense to be a recurring cost and presents pro forma diluted EPS from continuing operations to exclude this item as well as restructuring costs and amortization expense to eliminate these significant non-cash charges to earnings to help investors better understand the operating performance of our business.


    (a) To supplement the Company's consolidated financial statements presented in accordance with GAAP we have included the following non-GAAP measures of financial performance in this press release: normalized operating income, normalized income from continuing operations, normalized diluted EPS from continuing operations, pro forma diluted EPS from continuing operations and normalized cash provided by operating activities from continuing operations. Management uses these measures internally as a means of analyzing the Company's current and future financial performance and identifying trends in our financial condition and results of operations. We have provided this information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of ongoing core operations. In addition, we present certain consolidated and business segment revenue growth statistics that are derived from non-GAAP financial measures. Please see the tables attached for calculation of these non-GAAP financial measures and for reconciliation to the most directly comparable GAAP measures. These non-GAAP financial measures may differ materially from comparable or similarly titled measures provided by other companies and should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

    Conference Call

    The Company will hold a conference call at 5:00 p.m. Eastern this afternoon to discuss these results. To participate in the call, please dial-in to the appropriate number 5-10 minutes prior to the scheduled start time: (800) 565-5442 (US & Canada) or (913) 312-1298
(International). The conference call will be simultaneously broadcast over the Internet via SoundCast(R), a Premiere Global service, and can be accessed at http://ir.premiereglobal.com. You may also follow this link for details on the Internet replay, podcast and for the text of the earnings release, including the financial and statistical information to be presented in the call.
    A replay will be available following the call at 8:00 p.m. Eastern through midnight Eastern August 4, 2006, and can be accessed by calling (888) 203-1112 (US & Canada) or (719) 457-0820
(International). The confirmation code is 6938514. The Webcast of this call will be archived on the Company's Website at http://ir.premiereglobal.com.

    About Premiere Global Services, Inc.

    Premiere Global Services, Inc. is a global outsource provider of business process solutions that enable enterprise customers to automate and simplify their critical business processes and to communicate more effectively with their constituents.
    We innovate communication technologies and deliver solutions in four core business practices: Conferencing Solutions, Document Solutions, Marketing Automation Solutions and Alerts & Notifications Solutions. We deliver these solutions via our global, on-demand platforms to an established customer base of approximately 60,000 corporate accounts, including a majority of the Fortune 500. Customers apply our solutions in order to increase efficiency, to improve productivity and to raise customer satisfaction levels.
    With global presence in 19 countries, Premiere Global Services' corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.
    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; continued weakness in our legacy broadcast fax business; foreign currency exchange rates; possible adverse results of pending or future litigation or infringement claims; federal or state legislative or regulatory changes; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.



           PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
          THREE  AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005


                                Three Months Ended   Six Months Ended
                               ------------------- -------------------
                                     June 30,            June 30,
                                   2006      2005      2006      2005
                               --------- --------- --------- ---------

REVENUES                       $125,566  $132,053  $247,293  $259,316
OPERATING EXPENSES:
 Cost of revenues (exclusive of
  depreciation shown separately
  below)                         49,199    47,637    97,603    93,496
 Selling and marketing           33,823    34,010    66,558    66,743
 General and administrative      14,852    14,798    28,579    28,438
 Research and development         2,844     2,492     5,651     5,059
 Depreciation                     5,839     6,373    11,766    12,925
 Amortization                     3,150     3,364     6,246     6,450
 Restructuring costs              2,037       126     3,090       541
                               --------- --------- --------- ---------
  Total operating expenses      111,744   108,800   219,493   213,652

OPERATING INCOME                 13,822    23,253    27,800    45,664
                               --------- --------- --------- ---------

OTHER (EXPENSE) INCOME:
 Interest expense                (2,059)   (1,267)   (3,902)   (2,249)
 Interest income                     70       108       231       420
 Loss on sale of marketable
  securities                          -         -         -      (116)
 Other, net                         260       (27)       27        66
                               --------- --------- --------- ---------
  Total other (expense) income   (1,729)   (1,186)   (3,644)   (1,879)
                               --------- --------- --------- ---------

INCOME FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES  12,093    22,067    24,156    43,785
INCOME TAX EXPENSE                6,087     8,568    10,492    17,167
                               --------- --------- --------- ---------
INCOME FROM CONTINUING
 OPERATIONS                      $6,006   $13,499   $13,664   $26,618
                               ========= ========= ========= =========

DISCONTINUED OPERATIONS:
 (Loss) gain from operations of
  Voicecom                            -    (1,952)        -    (1,952)
 Income tax (benefit) expense         -      (683)        -      (683)
                               --------- --------- --------- ---------
  (Loss) gain on discontinued
   operations                         -    (1,269)        -    (1,269)
                               --------- --------- --------- ---------

NET INCOME                       $6,006   $12,230   $13,664   $25,349
                               ========= ========= ========= =========

BASIC EARNINGS PER SHARE:
 Income from continuing
  operations                     $6,006   $13,499   $13,664   $26,618
                               ========= ========= ========= =========
 Net income                      $6,006   $12,230   $13,664   $25,349
                               ========= ========= ========= =========

 BASIC WEIGHTED-AVERAGE SHARES
  OUTSTANDING:                   69,765    70,532    70,114    70,494
                               ========= ========= ========= =========

 Basic earnings per share:
  Continuing operations           $0.09     $0.19     $0.19     $0.38
                               ========= ========= ========= =========
  Discontinued operations            $-    $(0.02)       $-    $(0.02)
                               --------- --------- --------- ---------
  Net income                      $0.09     $0.17     $0.19     $0.36
                               ========= ========= ========= =========

DILUTED EARNINGS PER SHARE:
 Income from continuing
  operations                     $6,006   $13,499   $13,664   $26,618
                               --------- --------- --------- ---------
 Net income                      $6,006   $12,230   $13,664   $25,349
                               --------- --------- --------- ---------

 DILUTED WEIGHTED-AVERAGE SHARES
  OUTSTANDING:                   70,465    72,683    70,859    72,352
                               ========= ========= ========= =========

  Diluted earnings per share:
  Continuing operations           $0.09     $0.19     $0.19     $0.37
                               ========= ========= ========= =========
  Discontinued operations            $-    $(0.02)       $-    $(0.02)
                               --------- --------- --------- ---------
  Net income                      $0.09     $0.17     $0.19     $0.35
                               ========= ========= ========= =========




            PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                 JUNE 30, 2006 AND DECEMBER 31, 2005
                  (IN THOUSANDS, EXCEPT SHARE DATA)


                                                  June 30,    Dec. 31,
                                                    2006        2005
                                                 ----------- ---------
                                                 (Unaudited)
ASSETS
CURRENT ASSETS
 Cash and equivalents                               $21,673   $20,508
 Accounts receivable (less allowances of
  $5,250 and $7,560, respectively)                   87,864    79,417
 Prepaid expenses and other current assets            7,901     5,209
 Deferred income taxes, net                          12,624    12,392
                                                 ----------- ---------
Total current assets                                130,062   117,526

PROPERTY AND EQUIPMENT, NET                          82,202    75,742

OTHER ASSETS
 Goodwill                                           272,246   257,565
 Intangibles, net of amortization                    37,080    39,662
 Deferred income taxes, net                               -       837
 Other assets                                         4,607     3,958
                                                 ----------- ---------
                                                   $526,197  $495,290
                                                 =========== =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable                                   $42,522   $37,745
 Income taxes payable                                 4,513     4,394
 Accrued taxes                                        7,837     6,148
 Accrued expenses                                    29,860    34,439
 Current maturities of long-term debt and capital
  lease obligations                                   1,087       799
 Accrued restructuring costs                          3,419     1,800
                                                 ----------- ---------
Total current liabilities                            89,238    85,325

LONG-TERM LIABILITIES
 Long-term debt and capital lease obligations       122,925    99,675
 Accrued expenses                                     5,127     6,540
 Deferred income taxes, net                             191         -
                                                 ----------- ---------
Total long-term liabilities                         128,243   106,215

SHAREHOLDERS' EQUITY
Common stock $0.01 par value; 150,000,000 shares authorized,
 71,009,618 and 71,703,933 shares issued and outstanding at
 June 30, 2006 and December 31, 2005, respectively      710       717
Additional paid-in capital                          690,036   694,304
Unearned restricted stock compensation              (20,915)  (12,585)
Notes receivable, shareholder                        (1,950)   (1,896)
Cumulative translation adjustment                       407    (3,554)
Accumulated deficit                                (359,572) (373,236)
                                                 ----------- ---------
Total shareholders' equity                          308,716   303,750
                                                 ----------- ---------
                                                   $526,197  $495,290
                                                 =========== =========




           PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                SIX MONTHS ENDED JUNE 30, 2006 AND 2005
                       (IN THOUSANDS, UNAUDITED)

                                                     Six Months Ended
                                                          June 30,
                                                        2006     2005
                                                     -------- --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                          13,664   25,349
Adjustments to reconcile net income to net cash provided by operating activities:
  Loss on discontinued operation                           -    1,269
  Depreciation                                        11,766   12,925
  Amortization                                         6,246    6,450
  Amortization of deferred financing costs               240      224
  Loss on sale of marketable securities, available for
   sale                                                    -      116
  Payments for legal settlements and related expenses (1,496)       -
  Deferred income taxes                                   65    4,854
  Restructuring costs                                  3,090      541
  Payments for restructuring costs                    (1,821)    (599)
  Equity based compensation                            5,103    3,880
  Loss (gain) on disposal of assets                      256      (45)
  Changes in assets and liabilities:
   Accounts receivable, net                           (6,778) (10,092)
   Prepaid expenses and other current assets            (954)  (1,917)
   Accounts payable and accrued expenses               1,855   10,993
                                                     -------- --------
       Total adjustments                              17,572   28,599
                                                     -------- --------
  Total cash provided by operating activities from
   continuing operations                              31,236   53,948
                                                     -------- --------
   Payments for discontinued operations                 (489)    (541)
                                                     -------- --------
       Net cash provided by operating activities      30,747   53,407
                                                     -------- --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                               (18,826) (14,264)
  Sale of marketable securities                            -      755
  Purchase of marketable securities                        -     (306)
  Business acquisitions, net of cash acquired        (15,660) (53,379)
                                                     -------- --------
       Net cash used in investing activities         (34,486) (67,194)
                                                     -------- --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments under borrowing arrangements    (37,976) (28,378)
  Principal proceeds under borrowing arrangements     60,100   50,700
  Payments received on shareholder note                    -    3,953
  Purchase of treasury stock, at cost                (19,020) (16,010)
  Exercise of stock options                            1,309    6,439
                                                     -------- --------
       Net cash provided by financing activities       4,413   16,704
                                                     -------- --------

Effect of exchange rate changes on cash and
 equivalents                                             491   (3,070)
                                                     -------- --------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS        1,165     (153)
                                                     -------- --------
CASH AND EQUIVALENTS, beginning of period            $20,508  $25,882
                                                     -------- --------
CASH AND EQUIVALENTS, end of period                  $21,673  $25,729
                                                     ======== ========




            PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
            RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
             (IN THOUSANDS, UNAUDITED, EXCEPT SHARE DATA)


                               Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                  2006      2005      2006      2005
                               --------- --------- --------- ---------
Segment Revenues Excluding
  Certain Items (1)
 Revenues, as reported
  Conferencing & Collaboration   $68,595   $66,567  $135,369  $128,577
  Data Communications             56,971    65,518   111,923   130,739
                               --------- --------- --------- ---------
                                $125,566  $132,085  $247,292  $259,316

 Conferencing & Collaboration    $68,595   $66,567  $135,369  $128,577
 Excluding largest customer
  revenue                          2,771     9,894    21,346    21,346
                               --------- --------- --------- ---------
  Conferencing & Collaboration
   excluding largest customer
   revenue                       $65,824   $56,673  $114,023  $107,231
                               --------- --------- --------- ---------

 Data Communications             $56,971   $65,518  $111,923  $130,739
 Excluding legacy broadcast fax
  revenue                         25,260    31,401    49,933    63,622
                               --------- --------- --------- ---------
  Data Communications excluding
   legacy broadcast fax revenue  $31,711   $34,117   $61,990   $67,117
                               --------- --------- --------- ---------

 Revenues, as reported          $125,566  $132,085  $247,292  $259,316
 Excluding Conferencing &
  Collaboration largest customer
  revenue                          2,771     9,894    21,346    21,346
 Excluding Data Communications
  legacy broadcast fax revenue    25,260    31,401    49,933    63,622
                               --------- --------- --------- ---------
  Revenues excluding certain
   items                         $97,535   $90,790  $176,013  $174,348
                               --------- --------- --------- ---------

Normalized Operating Income (2)
 Operating income, as reported   $13,822   $23,253   $27,800   $45,664
 Restructuring costs               2,037       126     3,090       541
                               --------- --------- --------- ---------
  Normalized operating income    $15,859   $23,379   $30,890   $46,205
                               --------- --------- --------- ---------

Normalized Income from
  Continuing Operations (2)
 Income from continuing
  operations                      $6,006   $13,499   $13,664   $26,618
 Elimination of one-time state
  income tax adjustment            1,510         -     1,510         -
 Restructuring costs, net of taxes 1,316        78     1,975       326
                               --------- --------- --------- ---------
Normalized income from
 continuing operations            $8,832   $13,577   $17,149   $26,944
                               --------- --------- --------- ---------

Normalized Diluted EPS from
  Continuing Operations (2)
 Diluted EPS from continuing
  operations                       $0.09     $0.19     $0.19     $0.37
 Elimination of one-time state
  income tax adjustment             0.02         -      0.02         -
 Restructuring costs, net of taxes  0.02      0.00      0.03      0.00
                               --------- --------- --------- ---------
  Normalized diluted EPS from
   continuing operations           $0.13     $0.19     $0.24     $0.37
                               ========= ========= ========= =========

Pro forma Income from
  Continuing Operations (3)
 Income from continuing
  operations                      $6,006   $13,499   $13,664   $26,618
 Elimination of one-time state
  income tax adjustment            1,510         -     1,510         -
 Restructuring costs, net of
  taxes                            1,316        78     1,975       326
 Equity based compensation, net
  of tax                           1,768     1,173     3,169     2,375
 Amortization, net of tax          1,956     2,059     3,879     3,947
                               --------- --------- --------- ---------
  Pro forma Income from
   Continuing Operations         $12,556   $16,809   $24,197   $33,266
                               ========= ========= ========= =========

Pro forma Diluted EPS from
  Continuing Operations (3)
 Diluted EPS from continuing
  operations                       $0.09     $0.19     $0.19     $0.37
 Elimination of one-time state
  income tax adjustment             0.02         -      0.02         -
 Restructuring costs, net of taxes 0.02 0.00 0.03 0.00 Equity based compensation, net
  of tax                            0.02      0.02      0.04      0.03
 Amortization, net of tax           0.03      0.02      0.06      0.06
                               --------- --------- --------- ---------
  Pro forma Diluted EPS from
   Continuing Operations           $0.18     $0.23     $0.34     $0.46
                               ========= ========= ========= =========

Normalized cash provided by operating activities
  from continuing operations (2)
 Total cash provided by
  operating activities from
  continuing operations          $14,393   $32,902   $31,236   $53,948
 Payments for restructuring
  costs                            1,101       322     1,821       599
 Payments for legal settlements
  and related expenses               124         -     1,496         -
                               --------- --------- --------- ---------
  Normalized cash provided by
   operating activities from
   continuing operations         $15,618   $33,224   $34,553   $54,547
                               --------- --------- --------- ---------

    (1) The Company has previously announced Conferencing & Collaboration's largest customer's intention to insource most of its automated conferencing needs, as well as the acceleration in the decline of revenue generated by Data Communications legacy broadcast fax business. Management has presented consolidated and business segment revenue excluding these items because management believes that these events or trends particular to each business segment may be deemed to be so significant to obscure patterns and trends of our core business in total.

    (2) Management believes that normalized operating income, normalized income from continuing operations, normalized diluted EPS from continuing operations and normalized cash provided by operating activities from continuing operations provide useful information regarding underlying trends in our continuing operations.

    (3) Management expects equity based compensation expense to be a recurring cost and presents pro forma diluted EPS from continuing operations to exclude this item as well as one-time state income tax adjustment, restructuring costs and amortization expense to eliminate these significant non-cash charges to earnings to help investors better understand the operating performance of our business.

    CONTACT: Premiere Global Services, Inc., Atlanta
             Investor Calls
             Sean O'Brien, 404-262-8462